UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                               _______________

                                   FORM 8-K

                                CURRENT REPORT

                       Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934
                               _______________

              Date of Report (Date of earliest event reported):

                               January 1, 2002

                        CARRINGTON LABORATORIES, INC.
            (Exact name of registrant as specified in its charter)

                                   0-11997
                           (Commission File Number)

             Texas                                     75-1435663
 (State or other jurisdiction                      (I.R.S. employer
      of incorporation)                         identification number)

     2001 Walnut Hill Lane
         Irving, Texas                                    75038
    (Address of principal                              (Zip Code)
      executive offices)


             Registrant's telephone number, including area code:

                                (972) 518-1300

 Item 5.  Other Events.

           Effective as of January 1, 2002, the Company's Board of Directors amended the Company's Employee Stock Purchase Plan (the "ESPP") by deleting
 Section 10, which prohibited the sale, pledge or other transfer of shares of the Company's Common Stock purchased under the ESPP during the first two years after their purchase unless the holder of the shares first offered to sell the shares to the Company and the Company elected not to purchase them. In addition, the Board amended the ESPP by (i) renumbering Sections 11 through 18 as Sections 10 through 17, respectively, (ii) changing all references to those sections in the ESPP accordingly, and (iii) inserting the words "or her" following the word "his" in the first sentence of the second paragraph of old Section 11 (renumbered as Section 10) of the ESPP.

      In connection with the above-described amendments to the ESPP, the Board of Directors adopted resolutions declaring that (i) effective as of January 1, 2002, the shares of Common Stock purchased under the ESPP on or before October 31, 2001 ceased to be subject to the transfer restriction and the Company's right of repurchase previously imposed by old Section 10 of the ESPP, and (ii) effective as of January 17, 2002, the shares of Common Stock purchased under the ESPP during November and December of 2001 were released from the transfer restriction and the Company's right of repurchase previously imposed by old Section 10 of the ESPP.


 Item 7.  Financial Statements and Exhibits.

        (c)        Exhibits

           Item      Exhibit
           -----     -------
           10.87     Employee Stock Purchase Plan of Carrington Laboratories,
                     Inc., as amended.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CARRINGTON LABORATORIES, INC.




 Date:  March 19, 2002              By: /s/ Carlton E. Turner, Ph.D., D.Sc
                                        -----------------------------------
                                        Carlton E. Turner, Ph.D., D.Sc.
                                        President and Chief Executive Officer